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                                                                    Exhibit 99.1


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SYNOVA HEALTHCARE, INC. ANNOUNCES DISTRIBUTION AGREEMENT WITH QUANTRX BIOMEDICAL
CORPORATION

Synova Healthcare, Inc. Announces Distribution Agreement with QuantRX Biomedical Corporation December 13, 2005: 10:12 a.m. EST

MEDIA, Pa. (PRNewswire) - MEDIA, Pa., Dec. 13 /PRNewswire-FirstCall/ -- Synova Healthcare, Inc., a wholly owned subsidiary of Synova Healthcare Group, Inc. , today announced that it has entered into a five-year distribution and supply agreement with QuantRX Biomedical Corporation. Under the agreement, QuantRX will supply Synova with products utilizing their state-of-the-art Rapid Sense(R) technology for Synova's developing female reproductive health product line.

Synova specializes in the development and distribution of non-invasive medical diagnostics to both the retail and professional market segments. The Company's current product line includes Menocheck(R) and MenocheckPro(TM), which are respectively, over-the-counter and professional use point-of-care non-invasive diagnostic tests that are useful in detecting the onset of menopause. In 2006, Synova plans to utilize the QuantRX technology to introduce a novel non-invasive diagnostic product that will prove effective for diagnosing female infertility.

Mr. Walter Witoshkin, President and CEO of QuantRX Biomedical Corporation said, "The signing of this agreement reflects a continuation of the QuantRX strategy, which is to supply our cutting-edge medical technology and quality manufacturing to strong distribution partners in the 'point of care' diagnostics market." Mr. Stephen King, CEO of Synova stated, "We look forward to continuing our commitment to our customers and shareholders, by delivering leading edge products to both the retail and professional point-of-care marketplace through collaboration with valued Research and Development partners such as QuantRX. We believe the future looks very exciting for both Synova and QuantRX, and we look forward to ongoing collaboration between our companies."

About Synova Healthcare Group, Inc.:

Synova Healthcare Group, Inc. , presently operates two wholly owned subsidiaries: Synova Healthcare, Inc. and Synova Pre-Natal Healthcare, Inc. The company distributes rapid, non-invasive medical diagnostics to retail for over-the-counter (OTC) use, and directly to health care providers for point-of-care (POC) use in the clinical setting. The company's products are designed to improve human health and quality of life by providing early and accurate awareness of the onset of certain medical conditions.

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect the Company's current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. There can be no assurance that such factors will not affect the accuracy of such forward-looking statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information set forth in this Press Release including such forward-looking statements. This press release does not constitute an offer to sell or the solicitation of an offer to buy; nor will there be any sale of securities of Synova Healthcare Group, Inc. in any state where such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of those states.